UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 1, 2026

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer
On January 6, 2026, ESS Tech, Inc. (the “Company”) announced that Drew Buckley, the Company’s current Head of Capital Markets Strategy, has been appointed the Company’s Chief Executive Officer, effective as of January 1, 2026.
Drew Buckley, age 42, brings nearly two decades of experience focused exclusively on investing in publicly traded small- and mid-cap technology companies, where disciplined execution, capital efficiency, and credibility with investors determine long-term success. He joined ESS in August 2025 to lead the Company’s investor relations and capital market strategy, shaping the Company’s financial strategy while managing investor relations, financing activities, and market positioning to support long-term value creation for shareholders. Prior to ESS, he spent 17 years at William Blair from September 2008 to July 2025, including most recently as a Partner and sector leader focused on technology from January 2021 to July 2025. Throughout his career, Mr. Buckley has worked closely with management teams globally to navigate key inflection points: scaling operations, strengthening commercial execution, accessing capital responsibly, and building durable investor trust in public markets. Mr. Buckley holds a Bachelor of Science in Business Administration from the University of Colorado Boulder – Leeds School of Business and is both a Chartered Financial Analyst® (CFA®) charterholder and a Certified Public Accountant.
In connection with his appointment as Chief Executive Officer, Mr. Buckley entered into an employment agreement (the “Employment Agreement”) memorializing the terms of his employment. The Employment Agreement provides that Mr. Buckley will receive an annual base salary of $425,000, and a lump sum cash signing bonus in the amount of $50,000. Additionally, Mr. Buckley will be eligible to participate in the Company’s annual cash incentive bonus plan, with an annual target bonus amount up 90% of his base salary, provided that, for fiscal year 2025, Mr. Buckley’s annual cash bonus will be determined based on a target amount of up to 75% of a $375,000 base salary applied pro rata for five months of employment in 2025. Bonus payments under the annual cash incentive bonus plan are subject to achievement of specified performance goals and Mr. Buckley’s continued employment through the date of payment.
The Employment Agreement provides that Mr. Buckley will receive an option (the “Option”) to purchase 550,000 shares of the Company’s common stock (each a “Share”). 25% of the Shares subject to the Option will vest on the first Quarterly Vesting Date (as defined below) following the first anniversary of Mr. Buckley’s start date, and 1/16th of the Shares subject to the Option will vest on each Quarterly Vesting Date thereafter, in each case subject to Mr. Buckley’s continuing to provide services to the Company through the applicable vesting date. The Option will be granted under and subject to the terms of the Company’s 2021 Equity Incentive Plan and an award agreement thereunder (the “Stock Agreements”) and shall be subject to a 10 year term, subject to earlier termination as set forth in the Stock Agreements. For purposes of the Option, “Quarterly Vesting Date” means each of February 20, May 20, August 20 and November 20 of each year.
Additionally, the Employment Agreement provides for eligibility to receive certain severance payments and benefits in the event of Mr. Buckley’s termination of employment (i) by the Company other than for Cause (as defined in the Employment Agreement) (but excluding by reason of his death or becoming Disabled (as defined in the Employment Agreement)), or (ii) by his resignation for Good Reason (in either case, a “Qualified Termination”), and enhanced severance payments and benefits in the event of a Qualified Termination occurring within the period commencing one month prior to (or otherwise in connection with or in anticipation of) and ending 12 months following a Change in Control (as defined in the Employment Agreement) (such period, the “Change in Control Period”), in each case subject to his execution and non-revocation of a release of claims in favor of the Company within 60 days following the date of termination.
In the event of his Qualified Termination outside of the Change in Control Period, Mr. Buckley will become eligible to receive the following severance payments or benefits:
•An amount equal to nine months’ of his base salary;
•Payment of the earned but unpaid portion of his annual bonus for the year prior to the year of termination;
•Payments equal to the cost of premiums for continuing medical coverage for him and his dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA Severance”) for nine months;
•Accelerated vesting of his then-unvested and outstanding time-based Company equity awards that would otherwise vest in the 12 months following the date of termination; and
•Extension of the applicable post-termination exercise period of his outstanding time-based Company equity awards through the first anniversary of the date of termination, subject to the original term of any such award.

In the event of his Qualified Termination during the Change in Control Period, Mr. Buckley will become eligible to receive the following severance payments or benefits:
•An amount equal to 24 months’ of his base salary;
•12 months’ COBRA Severance; and
•Full accelerated vesting acceleration of his then-unvested and outstanding Company equity awards.
Pursuant to the Employment Agreement, in the event any payment to Mr. Buckley would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, he will receive the portion of such payment that would entitle him to receive the greatest after-tax benefit.
In addition, the Employment Agreement includes customary confidentiality obligations and customary non-competition, non-solicitation and business non-interference covenants.
The foregoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarter ending March 31, 2026.
The Company entered into an indemnification agreement with Mr. Buckley, in the form filed by the Company as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 15, 2021.
Appointment of Chief Strategy Officer and General Counsel
On January 6, 2026, the Company announced that Kelly F. Goodman, the Company’s Interim Chief Executive Officer, has been appointed Chief Strategy Officer and General Counsel, effective as of January 1, 2026.
Ms. Goodman, age 45, has served as the Company’s Interim Chief Executive Officer since February 13, 2025. Prior to her appointment, she served as the Company’s Vice President of Legal since March 2022, in which capacity she had responsibility for all aspects of the Company’s legal function, including commercial, partnership and vendor contracts, employment matters and corporate legal matters. Ms. Goodman was also appointed as othe Company’s Corporate Secretary in April 2022 and she continues to serve in such capacity. Prior to joining the Company, Ms. Goodman was an energy consultant in the energy and transmission space from July 2020 until March 2022 and in various roles at Summit Power Group from 2008 until 2022, including as Vice President, Commercial Transactions & Special Legal Counsel, from March 2016 until March 2022. Ms. Goodman has nearly 20 years of experience in the energy legal sector both in the U.S. and internationally, supporting matters related to project development, technology agreements, and project and corporate financing. Ms. Goodman received her Bachelor of Arts from the University of Santa Clara and her law degree from the University of Washington.
In connection with Ms. Goodman’s new role, her annual base salary was increased to $360,000. For fiscal year 2025, she is eligible to receive an annual target bonus of up to 90% of her base salary, subject to achievement of performance goals established by the Board or its Compensation Committee and continued employment through the date of payment. For fiscal year 2026, she is eligible to receive an annual target bonus of up to 75% of her base salary, subject to achievement of the applicable performance and goals and continued employment through the date of payment.
Appointment of Chief Financial Officer
On January 6, 2026, the Company announced that Kate Suhadolnik, the Company’s Interim Chief Financial Officer, has been appointed the Company’s permanent Chief Financial Officer, effective as of January 1, 2026.
Ms. Suhadolnik, age 37, has served as the Company’s Interim Chief Financial Officer since August 1, 2025. Prior to her appointment, Ms. Suhadolnik served as the Company’s Controller since April 2023 and as Assistant Controller from September 2022 until April 2023, in which capacities she oversaw the Company’s financial operations and managed accounting functions and internal controls. Prior to serving in such capacities, she was the Company’s SEC Reporting Manager from September 2021 until September 2022, in which capacity she oversaw SEC reporting matters. Ms. Suhadolnik has 14 years of experience in the financial and accounting sector. Immediately prior to joining the Company, Ms. Suhadolnik was the Corporate Accounting & Reporting Manager at The Standard, an insurance and financial services company, from July 2020 to September 2021. Ms. Suhadolnik also held various positions of increasing responsibility at Deloitte & Touche LLP from September 2011 to June 2020. Ms. Suhadolnik received her bachelor’s degree in accounting and business administration from Gonzaga University and is a Certified Public Accountant.
In connection with Ms. Suhadolnik’s new role, her annual base salary was increased to $360,000. For fiscal year 2026, she is eligible to receive an annual target bonus of up to 75% of her base salary, subject to achievement of performance goals established by the Board or its Compensation Committee and continued employment through the date of payment.

There are no arrangements or understandings between Mr. Buckley, Ms. Goodman and Ms. Suhadolnik (together, the “Appointees”) and any other persons pursuant to which they were appointed into their respective roles. In addition, there are no family relationships between the Appointees and any director or executive officer of the Company, and none of the Appointees have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.
99.1	Press Release issued by ESS Tech, Inc. on January 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: January 6, 2026

ESS TECH, INC.

By:	/s/ Kate Suhadolnik
Name:	Kate Suhadolnik
Title:	Chief Financial Officer